Exhibit 3.2

AMENDED AND RESTATED

BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and

affairs of

ZOMEDICA PHARMACEUTICALS CORP.

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	1
1.01 Definitions	1
ARTICLE 2 BUSINESS OF THE CORPORATION	1
2.01 Registered Office	1
2.02 Corporate Seal	1
2.03 Financial Year	2
2.04 Execution of Instruments	2
2.05 Delegation of Borrowing Power	2
ARTICLE 3 DIRECTORS	2
3.01 Number and Qualification of Directors	2
3.02 Election and Term	2
3.03 Action by the Board	2
3.04 At Least One Quarter Canadians at Meetings	3
3.05 Meeting by Telephone	3
3.06 Place of Meetings	3
3.07 Calling of Meetings	3
3.08 Notice of Meeting	3
3.09 First Meeting of New Board	3
3.10 Chairman	3
3.11 Quorum	4
3.12 Votes to Govern	4
3.13 Remuneration and Expenses	4
3.14 Resolutions in Writing	4
ARTICLE 4 OFFICERS	4
4.01 Appointment	4
4.02 President	4
4.03 Powers and Duties of other Officers	5
4.04 Term of Office	5
4.05 Agents and Attorneys	5

ARTICLE 5 COMMITTEES	5
5.01 Committees of the Board	5
5.02 Transaction of Business	5
5.03 Advisory Bodies	5
5.04 Procedure	5
ARTICLE 6 PROTECTION OF DIRECTORS, OFFICERS AND OTHERS	6
6.01 Limitation of Liability	6
6.02 Indemnity	6
ARTICLE 7 SHARES	6
7.01 Allotment of Shares	6
7.02 Commissions	6
7.03 Non-recognition of Trusts	7
7.04 Share Certificates	7
7.05 Replacement of Share Certificates	7
7.06 Deceased Shareholders	7
7.07 Transfer Agents and Registrars	7
ARTICLE 8 MEETINGS OF SHAREHOLDERS	7
8.01 Annual Meetings	7
8.02 Special Meetings	8
8.03 Place of Meetings	8
8.04 Notice of Meetings	8
8.05 List of Shareholders Entitled to Notice	8
8.06 Meetings Without Notice	8
8.07 Chairman and Secretary	8
8.08 Quorum	8
8.09 Only One Shareholder	9
8.10 Votes to Govern	9
8.11 Nominations of Directors	9
ARTICLE 9 NOTICES	11
9.01 Method of Giving Notices	11
9.02 Notice to Joint Shareholders	11
9.03 Computation of Time	11
9.04 Omissions and Errors	11
9.05 Persons Entitled by Death or Operation of Law	12
9.06 Waiver of Notice	12
9.07 Interpretation	12
ARTICLE 10 EFFECTIVE DATE	12
10.01 Effective Date	12

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE 1
INTERPRETATION

1.01	Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

(a)	"Act" means the Business Corporations Act (Alberta), or any statute that may be substituted therefor, as from time to time amended;

(b)	"appoint" includes "elect" and vice versa;

(c)	"articles" means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

(d)	"board" means the board of directors of the Corporation;

(e)	"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(f)	"Corporation" means the corporation incorporated under the Act by the said certificate to which the articles are attached;

(g)	"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; and "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and

(h)	"recorded address" has the meaning set forth in Section 9.07.

Save as aforesaid, words and expressions defined in the Act, including "resident Canadian", have the same meanings when used herein.  Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

ARTICLE 2
BUSINESS OF THE CORPORATION

2.01	Registered Office

The registered office of the Corporation shall be at the place within the Province of Alberta as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02	Corporate Seal

The corporate seal, if any, of the Corporation shall be in the form adopted by the board from time to time.

2.03	Financial Year

The financial year of the Corporation shall end on such date as may be determined by the directors from time to time.

2.04	Execution of Instruments

Unless otherwise specified by the directors, contracts, documents and other instruments requiring execution by the Corporation shall be signed by any one person who holds the office of chairman of the board, managing director, president, chief executive officer, chief operating officer, chief medical officer, vice-president, director, chief financial officer, secretary, treasurer, or any other office created by by-law or by the board. In the case where only one director has been elected, all contracts, documents and other instruments requiring execution shall require the signature of the sole director, and all contracts, documents and other instruments so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents and instruments generally or to sign specific contracts, documents or instruments.

2.05	Delegation of Borrowing Power

Unless the articles of the Corporation otherwise provide, the board may from time to time delegate to a director, a committee of the board, or an officer of the Corporation any or all of the powers conferred on the board by the Act in respect of the borrowing powers of the Corporation to such extent and in such manner as the board may determine at the time of such delegation; and without limitation the board by making this by-law hereby delegates such powers to the president.

ARTICLE 3
DIRECTORS

3.01	Number and Qualification of Directors

Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.  At least one-quarter of the directors shall be resident Canadians.

3.02	Election and Term

The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election.  The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine.  If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.03	Action by the Board

The board shall manage the business and affairs of the Corporation.  The powers of the board may be exercised at a meeting (subject to Sections 3.05 and 3.11) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board.  Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.04	At Least One Quarter Canadians at Meetings

The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least one quarter of the directors present are resident Canadians, except where:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)	the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least one quarter of the directors present at the meeting.

3.05	Meeting by Telephone

If all the directors of the Corporation consent thereto generally or in respect of a particular meeting, a director may participate in a meeting of the board or of a committee of the board by means of such conference telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.  Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

3.06	Place of Meetings

Meetings of the board may be held at any place in or outside Alberta.

3.07	Calling of Meetings

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman, the president, the chief executive officer or any two directors may determine.

3.08	Notice of Meeting

Subject to the specification of the purpose or business of the meeting when required by the Act, notice of the time and place of each meeting of the board shall be given in the manner provided in ARTICLE 9 to each director not less than 48 hours before the time when the meeting is to be held.

3.09	First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.10	Chairman

The board of directors may select (by majority vote either at a duly called meeting or in writing in accordance with ARTICLE 3.05) a chairman, who shall be a director of the Corporation. The chairman of any meeting of the board shall be the chairman (if one has been appointed) or failing him, either the president or chief executive officer if such individual(s) is/are a director and is/are present at the meeting.  Otherwise, the directors present shall choose one of their number to be chairman.

3.11	Quorum

Subject to Section 3.04, the quorum for the transaction of business at any meeting of the board shall be a majority of directors or such greater number of directors as the board may from time to time determine. Where the Corporation has a board consisting of only one director, that director may constitute a meeting.

3.12	Votes to Govern

At all meetings of the board, and subject to the requirements of the Act in respect of conflicts of interest, every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

3.13	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.14	Resolutions in Writing

Any resolution in writing signed by all of the directors may be so signed in counterpart and any such resolution may be executed and delivered by any form of electronic transmission, and is effective as of the date thereof or the time and/or date therein stated to be the effective time and/or date regardless of when the resolution is signed, and if not dated or dated to be effective as of an expressed date/time, then it is effective as of the latest date of execution.

ARTICLE 4
OFFICERS

4.01	Appointment

The board may from time to time appoint a chairman, a president, a chief executive officer, a chief operating officer, a chief medical officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed.  One person may hold more than one office.  The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  Except for a chairman of the board, an officer may but need not be a director.

4.02	President

Unless a chief executive officer is appointed, the president shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the board may specify. In the case where a chief executive officer has been appointed (and is an individual other than the president), the apportionment of management duties and responsibilities between the president and chief executive officer shall be as determined by the board.

4.03	Powers and Duties of other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the president and/or chief executive officer may specify.  The board and the president and/or chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president and/or chief executive officer otherwise directs.

4.04	Term of Office

The board, in its discretion, may remove any officer of the Corporation.  Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

4.05	Agents and Attorneys

The Corporation, by or under the authority of the board or the president, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

ARTICLE 5
COMMITTEES

5.01	Committees of the Board

The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. At least one quarter of the members of any such committee shall be resident Canadians.

5.02	Transaction of Business

The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at a place in or outside Canada.

5.03	Advisory Bodies

The board may from time to time appoint such advisory boards as it may deem advisable.

5.04	Procedure

Unless otherwise determined by the board, each committee and advisory board shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01	Limitation of Liability

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.02	Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Act or law permits or requires.  Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

ARTICLE 7
SHARES

7.01	Allotment of Shares

Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.02	Commissions

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03	Non-recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

7.04	Share Certificates

Every holder of one or more shares of the Corporation shall be entitled at the shareholder's option to a share certificate that complies with the Act, or a written acknowledgment that complies with the Act of the shareholder's right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by such shareholder, which written acknowledgment shall include, without limitation, documentation that gives the shareholder the option to have the shares of the shareholder deposited into a Direct Registration System (DRS) account or a DTC (Depository Trust Company) account (or any other similar electronic registry system) to be held in "book-entry" form or to request the issuance of a physical share certificate. Any share certificate issued pursuant to this section 7.04 shall be in such form as the board may from time to time approve, shall be signed in accordance with section 2.04 and need not be under the corporate seal.

7.05	Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.06	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation.

7.07	Transfer Agents and Registrars

The board may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Corporation issued by it, a central securities register and one or more branch securities registers.  Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent.  The board may at any time terminate such appointment.

ARTICLE 8
MEETINGS OF SHAREHOLDERS

8.01	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to Section 8.03, at such place as the board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.02	Special Meetings

The board, the chairman, the president or the chief executive officer shall have power to call a special meeting of shareholders at any time.

8.03	Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in or outside of Alberta.

8.04	Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in ARTICLE 9 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder entitled to vote at the meeting.

8.05	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting.

8.06	Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

8.07	Chairman and Secretary

The chairman of any meeting of shareholders shall be the chairman of the board or, failing him, the president or the chief executive officer, or in the absence of both of them, the chief financial officer, or in his absence, a vice-president who is a shareholder.  If no such officer is present, the persons present and entitled to vote shall choose one of their number to be chairman.  If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

8.08	Quorum

The quorum for the transaction of business at any meeting of the shareholders shall consist of at least two persons holding or representing by proxy in aggregate not less than one-third (1/3) of the outstanding shares of the Corporation entitled to be voted at the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of more than 29 days and not more than 90 days, notice of the adjourned meeting shall be given as for an original meeting but the management of the Corporation shall not be required to send a form of proxy in the form prescribed by the Act to each shareholder who is entitled to receive notice of the meeting. Those shareholders present at any duly adjourned meeting shall constitute quorum.

8.09	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

8.10	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question.  In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

8.11	Nominations of Directors

(a)       Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(i)	by or at the direction of the board, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

(iii)	by any person (a "Nominating Shareholder"): (A) who, at the close of business on the date of the giving of the notice provided for below in this Section 8.11 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Section 8.11.

(b)       In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)       To be timely, a Nominating Shareholder's notice to the Secretary of the Corporation must be made:

(i)	in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder's notice as described above.

(d)       To be in proper written form, a Nominating Shareholder's notice to the Secretary of the Corporation must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

(ii)	as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act (Alberta) and Applicable Securities Laws (as defined below).

(e)       The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee.

(f)       No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 8.11; provided, however, that nothing in this Section 8.11 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(g)       For purposes of this Section 8.11:

(i)	"public announcement" shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

(ii)	"Applicable Securities Laws" means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(h)       Notwithstanding any other provision of this Section 8.11, notice given to the Secretary of the Corporation pursuant to this Section 8.11 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(i)       Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 8.11.

ARTICLE 9
NOTICES

9.01	Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or (where permitted by applicable law) if sent to him by electronic transmission to an address previously known to have received e-mail correspondence from the Corporation or otherwise provided by the recipient to the Corporation. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

9.02	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

9.03	Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.

9.04	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.05	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

9.06	Waiver of Notice

Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be.  Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

9.07	Interpretation

In this by-law, "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation.

ARTICLE 10
EFFECTIVE DATE

10.01	Effective Date

This by-law shall come into force when made by the board in accordance with the Act.

MADE by the board on September 20, 2017.

President

Chief Financial Officer

Subject to ratification by the shareholders at the next annual meeting thereof.